Century Communities Reports First Quarter 2025 Results

- Deliveries of 2,284 Homes Generating $903.2 Million in Total Revenues -

- Net New Home Contracts of 2,692 -

- Net Income of $39.4 Million, or $1.26 Per Diluted Share -

- Adjusted Net Income of $42.2 Million, or $1.36 Per Diluted Share -

- Community Count Increased 26% YoY to 318 -

Greenwood Village, Colorado (April 23, 2025) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its first quarter ended March 31, 2025.

First Quarter 2025 Highlights

•	Net income of $39.4 million, or $1.26 per diluted share
•	Adjusted net income of $42.2 million, or $1.36 per diluted share
•	Pre-tax income of $52.5 million
•	Total revenues of $903.2 million
•	Community count of 318
•	Deliveries of 2,284 homes
•	Net new home contracts of 2,692
•	Homebuilding gross margin of 19.9%
•	Adjusted homebuilding gross margin of 21.6%
•	Increased capacity of senior unsecured credit facility to $1.0 billion

“Over the past few months, we have seen an increase in economic uncertainty, interest rate volatility and decline in consumer confidence, which have contributed to a slower than typical spring selling season,” said Dale Francescon, Executive Chairman. “During the quarter, we focused on balancing pace with price and managing our costs. Despite the market headwinds, we recorded 2,692 net new home contracts, delivered 2,284 homes and generated a homebuilding gross margin of 20.1% excluding purchase price accounting, which eased by only 80 basis points on a sequential basis.”

Rob Francescon, Chief Executive Officer and President, said, “Our community count grew by 26% on a year-over-year basis to 318. Our land pipeline of owned and controlled lots is well positioned to both support our growth plans over the next several years and to mitigate risk, with our controlled lots accounting for 55% of our total lots. Our balance sheet remains strong with $2.6 billion of stockholders’ equity and $788 million of liquidity, and our book value per share of $84.41 increased by 11% on a year-over-year basis. In the first quarter, we repurchased 753,337 shares of our common stock for $55.6 million and increased our quarterly cash dividend to $0.29 per share.”

First Quarter 2025 Results

Net income for the first quarter 2025 was $39.4 million, or $1.26 per diluted share. Adjusted net income, which excludes inventory impairment, restructuring costs and purchase price accounting, was $42.2 million, or $1.36 per diluted share.

Total revenues were $903.2 million, with first quarter home sales revenues totaling $883.7 million. Deliveries totaled 2,284 homes. The average sales price of home deliveries for the first quarter 2025 was $386,900.

Net new home contracts in the first quarter 2025 were 2,692, and at the end of the first quarter 2025, the Company had 1,258 homes in backlog, representing $521.1 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 21.6% in the first quarter of 2025. Homebuilding gross margin percentage in the first quarter 2025 was 19.9%. Selling, general, and administrative expenses as a percent of home sales revenues was 13.7% in the quarter. Adjusted EBITDA and EBITDA for the first quarter 2025 were $76.3 million and $72.5 million, respectively.

Financial services revenues and pre-tax income were $18.5 million and $2.4 million, respectively, in the first quarter 2025.

Balance Sheet and Liquidity

The Company ended the first quarter 2025 with a strong financial position, including $2.6 billion of stockholders’ equity and $787.5 million of total liquidity, including $124.5 million of cash. Additionally, subsequent to quarter end, the Company increased the capacity of its senior unsecured credit facility to $1.0 billion from $900.0 million.

Our book value per share was $84.41 as of March 31, 2025.

During the first quarter, consistent with our disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our shareholders, the quarterly cash dividend was increased by 12% to $0.29 per share and 753,337 shares of common stock were repurchased for $55.6 million.

As of March 31, 2025, homebuilding debt to capital equaled 32.4% compared to 30.3% at December 31, 2024 and net homebuilding debt to net capital equaled to 30.1% compared to 27.4% at December 31, 2024.

Full Year 2025 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “With the ongoing economic uncertainty, interest rate volatility, and declining consumer confidence impacting our order activity, we are reducing our full year 2025 home delivery guidance to be in the range of 10,400 to 11,000 homes and our home sales revenues to be in the range of $4.0 to $4.2 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, April 23, 2025, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s first quarter 2025 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 800-549-8228 (domestic) or 646-564-2877 (international) and enter the conference ID 14883. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through April 30, 2025, by dialing 888-660-6264 (domestic) or 646-517-3975 (international) and entering conference ID 14883. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and one of the highest-ranked homebuilders on Newsweek's list of America's Most Trustworthy Companies 2025—consecutively awarded for a third year—and Newsweek's list of the World's Most Trustworthy Companies 2024. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 17 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage and escrow services in select markets through its Parkway

Title, IHL Home Insurance Agency, and Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2025. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of tariffs and increased costs, immigration reform, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials and other resources; home incentive levels; future impairment and restructuring charges; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues
Homebuilding Revenues
Home sales revenues	$883,736	$922,402
Land sales and other revenues	962	1,216
Total homebuilding revenues	884,698	923,618
Financial services revenues	18,534	24,925
Total revenues	903,232	948,543
Homebuilding Cost of Revenues
Cost of home sales revenues	(707,504)	(725,570)
Cost of land sales and other revenues	(827)	(37)
Total homebuilding cost of revenues	(708,331)	(725,607)
Financial services costs	(16,174)	(14,877)
Selling, general, and administrative	(120,760)	(114,109)
Inventory impairment	(411)	—
Other expense	(5,038)	(9,630)
Income before income tax expense	52,518	84,320
Income tax expense	(13,134)	(19,988)
Net income	$39,384	$64,332

Earnings per share:
Basic	$1.28	$2.02
Diluted	$1.26	$2.00
Weighted average common shares outstanding:
Basic	30,801,046	31,808,959
Diluted	31,145,867	32,238,808

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	March 31,	December 31,
	2025	2024
Assets	(unaudited)	(audited)
Cash and cash equivalents	$100,336	$149,998
Cash held in escrow	24,187	3,004
Accounts receivable	43,800	50,318
Inventories	3,473,356	3,454,337
Mortgage loans held for sale	207,385	236,926
Prepaid expenses and other assets	557,562	419,384
Property and equipment, net	86,618	155,176
Deferred tax assets, net	21,925	22,220
Goodwill	41,109	41,109
Total assets	$4,556,278	$4,532,472
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$134,256	$133,086
Accrued expenses and other liabilities	286,086	302,317
Notes payable	1,116,159	1,107,909
Revolving line of credit	237,000	135,500
Mortgage repurchase facilities	204,274	232,804
Total liabilities	1,977,775	1,911,616
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 30,546,570 and 30,961,227 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	305	310
Additional paid-in capital	454,265	526,959
Retained earnings	2,123,933	2,093,587
Total stockholders' equity	2,578,503	2,620,856
Total liabilities and stockholders' equity	$4,556,278	$4,532,472

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended March 31,
	2025	2024	% Change
West	392	440	(10.9)%
Mountain	462	611	(24.4)%
Texas	499	514	(2.9)%
Southeast	387	450	(14.0)%
Century Complete	952	851	11.9%
Total	2,692	2,866	(6.1)%

Home Deliveries

(dollars in thousands)

	Three Months Ended March 31,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	303	$599.5	284	$606.5	6.7%	(1.2)%
Mountain	429	$524.1	495	$513.4	(13.3)%	2.1%
Texas	457	$298.9	424	$309.4	7.8%	(3.4)%
Southeast	303	$443.5	379	$426.1	(20.1)%	4.1%
Century Complete	792	$260.4	776	$262.0	2.1%	(0.6)%
Total / Weighted Average	2,284	$386.9	2,358	$391.2	(3.1)%	(1.1)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of March 31,		Increase/Decrease
	2025	2024	Amount	% Change
West	34	28	6	21.4%
Mountain	48	46	2	4.3%
Texas	78	41	37	90.2%
Southeast	42	30	12	40.0%
Century Complete	116	108	8	7.4%
Total	318	253	65	25.7%

Backlog

(dollars in thousands)

	As of March 31,
	2025			2024			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	248	$158,029	$637.2	262	$176,732	$674.5	(5.3)%	(10.6)%	(5.5)%
Mountain	182	102,309	$562.1	279	161,477	$578.8	(34.8)%	(36.6)%	(2.9)%
Texas	219	65,973	$301.2	258	78,396	$303.9	(15.1)%	(15.8)%	(0.9)%
Southeast	191	87,755	$459.5	214	99,448	$464.7	(10.7)%	(11.8)%	(1.1)%
Century Complete	418	106,984	$255.9	577	151,154	$262.0	(27.6)%	(29.2)%	(2.3)%
Total / Weighted Average	1,258	$521,050	$414.2	1,590	$667,207	$419.6	(20.9)%	(21.9)%	(1.3)%

Lot Inventory

	As of March 31,
	2025			2024			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,946	4,258	8,204	4,397	3,230	7,627	(10.3)%	31.8%	7.6%
Mountain	9,180	3,168	12,348	8,475	5,602	14,077	8.3%	(43.4)%	(12.3)%
Texas	12,942	9,539	22,481	9,422	11,183	20,605	37.4%	(14.7)%	9.1%
Southeast	5,174	11,435	16,609	5,461	10,370	15,831	(5.3)%	10.3%	4.9%
Century Complete	4,655	14,717	19,372	3,955	12,994	16,949	17.7%	13.3%	14.3%
Total	35,897	43,117	79,014	31,710	43,379	75,089	13.2%	(0.6)%	5.2%
% of Total	45.4%	54.6%	100.0%	42.2%	57.8%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) restructuring costs; (iv) impairment on other investment; (v) purchase price accounting for acquired work in process inventory; and (vi) loss on debt extinguishment; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Numerator
Net income	$39,384	$64,332
Denominator
Weighted average common shares outstanding - basic	30,801,046	31,808,959
Dilutive effect of stock-based compensation awards	344,821	429,849
Weighted average common shares outstanding - diluted	31,145,867	32,238,808
Earnings per share:
Basic	$1.28	$2.02
Diluted	$1.26	$2.00

Adjusted earnings per share
Numerator
Net income	$39,384	$64,332
Income tax expense	13,134	19,988
Income before income tax expense	52,518	84,320
Inventory impairment	411	—
Restructuring costs	1,505	—
Impairment on other investment	—	7,722
Purchase price accounting for acquired work in process inventory	1,892	1,581
Adjusted income before income tax expense	56,326	93,623
Adjusted income tax expense(1)	(14,086)	(22,193)
Adjusted net income	$42,240	$71,430

Denominator - Diluted	31,145,867	32,238,808

Adjusted diluted earnings per share	$1.36	$2.22

(1)

The tax rates used in calculating adjusted net income for the three months ended March 31, 2025 and 2024 were 25.0% and 23.7%, respectively, which are reflective the Company’s GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended March 31,
	2025	%	2024	%

Home sales revenues	$883,736	100.0%	$922,402	100.0%
Cost of home sales revenues	(707,504)	(80.1)%	(725,570)	(78.7)%
Inventory impairment	(411)	(0.0)%	—	—%
Homebuilding gross margin	175,821	19.9%	196,832	21.3%
Add: Inventory impairment	411	0.0%	—	—%
Add: Interest in cost of home sales revenues	12,785	1.4%	12,033	1.3%
Add: Purchase price accounting for acquired work in process inventory	1,892	0.2%	1,581	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$190,909	21.6%	$210,446	22.8%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, restructuring costs, impairment on other investment, purchase price accounting for acquired work in process inventory and loss on debt extinguishment, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA nor adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or non-recurring items. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended March 31,
	2025	2024	% Change
Net income	$39,384	$64,332	(38.8)%
Income tax expense	13,134	19,988	(34.3)%
Interest in cost of home sales revenues	12,785	12,033	6.2%
Interest expense (income)	798	(1,515)	(152.7)%
Depreciation and amortization expense	6,428	5,475	17.4%
EBITDA	$72,529	$100,313	(27.7)%
Inventory impairment	411	—	NM
Restructuring costs	1,505	—	NM
Impairment on other investment	—	7,722	NM
Purchase price accounting for acquired work in process inventory	1,892	1,581	19.7%
Adjusted EBITDA	$76,337	$109,616	(30.4)%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	March 31,	December 31,
	2025	2024
Notes payable	$1,116,159	$1,107,909
Revolving line of credit	237,000	135,500
Construction loan agreements	(118,078)	(102,436)
Total homebuilding debt	1,235,081	1,140,973
Total stockholders' equity	2,578,503	2,620,856
Total capital	$3,813,584	$3,761,829
Homebuilding debt to capital	32.4%	30.3%

Total homebuilding debt	$1,235,081	$1,140,973
Cash and cash equivalents	(100,336)	(149,998)
Cash held in escrow	(24,187)	(3,004)
Net homebuilding debt	1,110,558	987,971
Total stockholders' equity	2,578,503	2,620,856
Net capital	$3,689,061	$3,608,827

Net homebuilding debt to net capital	30.1%	27.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings